UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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CENTURY CASINOS, INC.

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(Name of Registrant as Specified In Its Charter)

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April 30, 2015

Dear Stockholder:

We cordially invite you to electronically attend the Annual Meeting of Stockholders of Century Casinos, Inc., which will be held on Monday, June 15, 2015, at 8:00 a.m. Mountain Time (4:00 p.m. Central European Time). We are pleased to announce that this year’s Annual Meeting will again be a virtual meeting via live webcast on the Internet.  You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/cnty2015.

At the Annual Meeting, you will be asked to vote on proposals to elect two Class III directors to our Board of Directors, ratify the appointment of our independent registered public accounting firm, approve an advisory (non-binding) resolution regarding the compensation of our named executive officers and consider such other business as may properly come before the meeting.

Enclosed is a notice of the Annual Meeting, the proxy statement and proxy card along with a copy of our Annual Report for the 2014 fiscal year.

We encourage you to read the enclosed proxy statement and vote promptly.  If you attend the Annual Meeting, you may vote in person via the Internet even if you previously voted by proxy.  Thank you for your interest and support.

Sincerely,

/s/ Erwin Haitzmann

Erwin Haitzmann

Chairman of the Board of Directors

455 E. Pikes Peak Ave., Suite 210

Colorado Springs, CO 80903

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Century Casinos, Inc., a Delaware corporation, will be convened on Monday, June 15, 2015 at 8:00 a.m. Mountain Time (4:00 p.m. Central European Time) via the Internet at www.virtualshareholdermeeting.com/cnty2015, for the following purposes:

1.	To elect two Class III directors to our Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015;

3.	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers; and

4.	To transact such other business as may properly come before the meeting in accordance with our bylaws or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting in person via the Internet by going to the following web address:

www.virtualshareholdermeeting.com/cnty2015

Only those stockholders of record owning shares of our common stock at the close of business on April 17, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A complete list of these stockholders will be available for ten days prior to the meeting at the office of our Corporate Secretary at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903, and at the Annual Meeting.

If you attend the Annual Meeting via the live webcast, go to www.virtualshareholdermeeting.com/cnty2015 at least 15 minutes prior to the start time to register. Click on the link to the audio-only webcast on that page and a script will take you through the steps necessary to access the webcast. You will need to have your proxy card when you access the website. You will be prompted to enter your control number to create and submit an electronic ballot.

Our proxy statement is enclosed. Stockholders who cannot attend the meeting via Internet should vote by using the enclosed proxy card. Please fill-in, date, sign and return the enclosed proxy card in the enclosed envelope so that your shares may be voted at the meeting. If you attend the meeting via the Internet, you may revoke your proxy and vote in person. Your vote is important.

By order of the Board of Directors,

/s/ Margaret Stapleton

Margaret Stapleton

Executive Vice President and Corporate Secretary

Colorado Springs, Colorado

April 30, 2015

455 E. Pikes Peak Ave., Suite 210

Colorado Springs, CO 80903

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held on June 15, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Century Casinos, Inc. for the Annual Meeting of Stockholders (“Annual Meeting”) to be held via the Internet at www.virtualshareholdermeeting.com/cnty2015 on Monday, June 15, 2015, at 8:00 a.m. Mountain Time (4:00 p.m. Central European Time), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed materials were first mailed on or about May 4, 2015 to our stockholders of record as of April 17, 2015.

The matters to be brought before the Annual Meeting are proposals to elect two Class III directors to our Board of Directors, ratify the appointment of our independent registered public accounting firm for the year ending December 31, 2015, approve an advisory (non-binding) resolution regarding the compensation of our named executive officers and the transaction of such other business that properly comes before the meeting.

All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting. If a stockholder directs how a proxy is to be voted with respect to the business coming before the Annual Meeting, the proxy will be voted in accordance with the stockholder’s directions. If a stockholder does not direct how a proxy is to be voted, it will be voted in favor of the election of the two Class III director nominees to the Board named in this proxy statement, for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015, for the approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers, and in the proxy holder’s discretion in accordance with our bylaws for any other matters properly presented to be considered at the Annual Meeting. A proxy may be revoked at any time before it is exercised by giving written notice to our Corporate Secretary at the above address or by delivery of a subsequently executed proxy. Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a proxy. Stockholders will not be able to vote their shares by phone at the meeting.

Proxies are being solicited by mail, and, in addition, our directors, officers and regular employees (who will not receive any additional compensation) may solicit proxies personally, by telephone, by email, or by special correspondence. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our common stock. All expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material and in connection with the solicitation of proxies in regard to the proposals brought forward by us and included in this proxy statement will be paid by us.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 15, 2015.

This proxy statement and the annual report to stockholders are available at www.proxyvote.com. None of the information contained in our annual report is proxy solicitation material.

VOTING SECURITIES

Only stockholders of record at the close of business on April 17, 2015 will be entitled to vote at the Annual Meeting. On that date, there were 24,381,057 shares outstanding of our common stock, our only class of voting securities. Each share of common stock is entitled to one vote per share. Cumulative voting in the election of directors is not permitted.

The holders of a majority of our issued and outstanding shares of common stock, represented either in person or by proxy and entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Of the votes cast at the Annual Meeting, a vote of the holders of a majority of the common stock present, either in person or by proxy, and entitled to vote, is required to elect the Class III director nominees, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2015 and to approve the advisory (non-binding) resolution regarding the compensation of our named executive officers.

In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for nominees for director. Abstentions are counted for purposes of determining a quorum to conduct business, but are ignored in vote tabulation, thereby increasing the number of votes necessary to approve any proposal. The inspectors of election will treat broker non-votes, which are shares held by brokers or nominees for which the broker or nominee has no discretionary power to vote on a particular matter and for which they have received no instructions from the beneficial owners or persons entitled to vote, as shares that are present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matters as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, including the election of directors, those shares will be treated as not entitled to vote with respect to that matter (even though those shares may be entitled to vote on other matters).

STOCKHOLDER PROPOSALS

If you are a stockholder who wishes to present a proposal for inclusion in the proxy statement and form of proxy for consideration at our 2016 Annual Meeting of Stockholders, you must submit your proposals to the attention of our Corporate Secretary at our executive office at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903, so that the proposal is received by us no later than January 5, 2016. In order for a stockholder proposal to be properly considered at the 2016 Annual Meeting, our Corporate Secretary must have received notice of the proposal no sooner than December 18, 2015 and no later than February 15, 2016, in accordance with our amended and restated bylaws. Proposals received by us before December 18, 2015 or after February 15, 2016 will be deemed untimely and will not be considered at the 2016 Annual Meeting.

STOCKHOLDER COMMUNICATIONS AND DIRECTOR NOMINATIONS

Stockholders or other interested parties may communicate with our Board, any individual director, or members of any Board committee. Stockholders should send any communications to investor@cnty.com, and identify the intended recipient or recipients. All communications addressed to the Board or any identified director or directors will be forwarded to the identified person or persons.

In order to nominate candidates for election to our Board, nominations must be timely received from a stockholder of record at our executive office at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903, as described above under “Stockholder Proposals”, and must set forth the name, age, business address and residence address of each nominee, the nominees’ principal occupation or employment, the number of shares of our common stock owned by each nominee, and any other information regarding each nominee required to be disclosed by applicable laws. The nomination must also state the name and address of the stockholder making such nominations and the number of shares of common stock owned by such person.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes of directors as nearly equal in number as possible. Each director who is elected at an Annual Meeting will be elected for a three-year term expiring at the third Annual Meeting of stockholders after such director’s election. Accordingly, directors of one class only are elected at each year’s Annual Meeting of stockholders. All nominees, if elected, will serve until the expiration of their respective three-year terms or until their successors are duly elected and qualified. Our Board consists of five directors in three classes as follows: (i) two Class I directors, Mr. Robert S. Eichberg and Dr. Dinah Corbaci, whose terms will expire at the 2016 Annual Meeting; (ii) one Class II director, Mr. Peter Hoetzinger, whose term will expire at the 2017 Annual Meeting; and (iii) two Class III directors, Dr. Erwin Haitzmann and Mr. Gottfried Schellmann, whose terms will expire at the 2015 Annual Meeting.

Based on the recommendations of our Governance and Nominating Committee, the Board has nominated Dr. Erwin Haitzmann and Mr. Gottfried Schellmann for election as Class III directors to serve for three-year terms expiring at the 2018 Annual Meeting of stockholders.

Dr. Haitzmann is presently a member of the Board of Directors, having served continuously as a director since March 1994. Dr. Haitzmann also serves as our Chairman of the Board and Co Chief Executive Officer. Mr. Schellmann is presently a member of the Board of Directors, having served continuously as  a director since January 1997. Dr. Haitzmann and Mr. Schellmann have indicated a willingness to serve; however, in the event a nominee becomes unable to serve as a director, all proxies will be voted in accordance with the best judgment of the persons acting under such proxies.

Further information concerning Dr. Haitzmann and Mr. Schellmann, the nominees for the Class III directors,  is set forth below under “Information Concerning Executive Officers and Directors.”

Vote Required

The affirmative vote of a majority of our common stock present, either in person or by proxy, and entitled to vote is required to elect each director. Broker non-votes will have no effect on the outcome of the proposal. Proxies cannot be voted for a greater number of directors than the number nominated.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS CLASS III DIRECTORS.

INFORMATION CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Information regarding our Board and other executive officers of the Company as of April 17, 2015 is as follows:

Name	Age	Position Held
Erwin Haitzmann	61	Chairman of the Board and Co Chief Executive Officer
Peter Hoetzinger	52	Vice Chairman of the Board, Co Chief Executive Officer and President
Robert S. Eichberg	68	Director
Gottfried Schellmann	61	Director
Dinah Corbaci	60	Director
Margaret Stapleton	53	Executive Vice President, Principal Financial/Accounting Officer and Corporate Secretary
Andreas Terler	46	Managing Director of Century Casinos Europe GmbH, Vice President Operations, Chief Information Officer

Erwin Haitzmann holds a Doctorate and a Masters degree in Social and Economic Sciences from the University of Linz, Austria (1980). Dr. Haitzmann has extensive casino gaming experience ranging from dealer to various casino management positions and has served on numerous casino company boards worldwide. Dr. Haitzmann has been employed full-time by us since May 1993 and has been employed as either our Chief Executive Officer or Co Chief Executive Officer since March 1994. Dr. Haitzmann has served as a director since March 1994. In determining that Dr. Haitzmann should serve as a director, the Board identified Dr. Haitzmann's extensive experience in the gaming industry and general executive management experience. In determining that Dr. Haitzmann should serve as Chairman of the Board, the Board identified Dr. Haitzmann’s length of service with us, his vast and extensive knowledge of the domestic and international casino industry and his knowledge of our overall business.

Peter Hoetzinger received a Masters degree from the University of Linz, Austria (1986). Thereafter, he was employed in several managerial positions in the gaming industry with Austrian casino companies and has served on numerous casino company boards worldwide. Mr. Hoetzinger has been employed full-time by us since May 1993. He has served as our President since 2000 and our Co Chief Executive Officer since March 2005. Mr. Hoetzinger has served as a director since March 1994. In determining that Mr. Hoetzinger should serve as a director, the Board identified Mr. Hoetzinger’s extensive experience in the domestic and international casino industry, general executive management experience and his knowledge of our overall business.

Robert S. Eichberg graduated from Bradley University in 1968 with a B.S. Degree in Accounting and is a Certified Public Accountant. He was employed by the public accounting firm of Deloitte & Touche, LLP from 1974 to 1994, ending his tenure there as tax partner. From 1994 to 1996, he served as tax partner for the public accounting firm of Price Bednar LLP, before joining the public accounting firm of Causey Demgen & Moore, P.C. in September 1996, where he continues to be employed as principal. Mr. Eichberg has served as a director since January 1997. In determining that Mr. Eichberg should serve as a director, the Board identified Mr. Eichberg’s extensive financial, accounting and general executive management experience.

Gottfried Schellmann graduated from University of Vienna with a Law degree and is a Certified Tax Advisor in Austria. After having worked for several firms, including KPMG Germany, as a tax and accounting manager, he formed Schellmann & Partner in 1993, where he specialized in tax and accounting work for provinces and municipalities in Austria. In 1999, he sold Schellmann & Partner to KPMG and served from 1999 to 2008 as a partner. He was a part of the Confederation Fiscale Europeenne, the umbrella organization of the European Associations of Tax Advisors in Brussels, Germany, from 1994 to 2014, holding roles as a representative on the Tax Committee from 1994 to 2004, Chair of the Indirect Tax Committee from 2005 to 2008, Chair of the Tax Committee from 2009 to 2012 and Vice President from 2013 to 2014. Since 2009, he has been a partner in Mueller & Schellmann, a boutique tax advisory company that he formed with a partner in 2009. He is also currently a member of the Worshipful Company of Tax Advisors in London. He is one of the main co-authors, together with certain officers of the Austrian Ministry of Finance, of the Austrian corporate tax code. Mr. Schellmann has served as a director since January 1997. In determining that Mr. Schellmann should serve as a director, the Board identified Mr. Schellmann’s extensive experience in international taxation, risk management, oversight and his general executive management experience.

Dinah Corbaci holds a Doctorate degree in Law from the University of Salzburg, Austria (1981). After her practice on the Austrian Court in Salzburg, she began working at IBM in 1984 where she served as Account Manager for large Austrian governmental customers. During her tenure at IBM from 1984 to 2009, she was responsible for all Austrian governmental customers concerning their strategic hardware development. As Software Account Manager for Software and Solutions, Dr. Corbaci was responsible for Austrian governmental customers’ application modernization and compliance with guidelines for the use of such software. In August 2009, Dr. Corbaci established her own private consulting firm, Dinah Corbaci Consulting for Information Technology. Dr. Corbaci has served as a director since April 2000. In determining that Dr. Corbaci should serve as a director, the Board identified Dr. Corbaci’s extensive experience with e-business solutions, transactions with governmental authorities, risk management, oversight and her general executive management experience.

Margaret Stapleton was appointed Executive Vice President and Principal Financial/Accounting Officer and Corporate Secretary, effective May 2010. She holds a Bachelor of Science degree in Accounting from Regis University, Denver, Colorado (2004) and has over 30 years of experience in corporate accounting and internal audit. Mrs. Stapleton has been employed by us since 2005, including previously serving as our Director of Internal Audit and Compliance from 2005 to 2010.

Andreas Terler is a Graduate Engineer in Applied Mathematics from the University of Graz, Austria (1994). Mr. Terler has more than eight years of casino industry experience. In 2010, Mr. Terler began overseeing our operations in North America, on our cruise ship-based casinos and our Caribbean operations. He has served as our Chief Information Officer since 2006. Mr. Terler has been employed by us since 2006.

There are no family relationships between or among our directors or executive officers.

We have adopted a Code of Business Conduct and Ethics that applies to all directors, executive officers and employees. A complete text of this Code of Business Conduct and Ethics is available on the Corporate – Corporate Governance section of our website (www.cnty.com). Any future amendments to or waivers of the Code of Business Conduct and Ethics will be posted to the Corporate – Corporate Governance section of our website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 17, 2015, concerning common stock ownership by (i) beneficial owners of more than five percent (5%) of our outstanding common stock that have publicly disclosed their ownership, (ii) each named executive officer and each member of our Board, and (iii) all of our executive officers and directors as a group. The number of shares indicated as beneficially owned by each person listed below is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership includes shares that may be acquired upon the exercise of options, warrants, rights or conversion privileges that are exercisable on April 17, 2015, or will become exercisable within 60 days of that date (by June 16, 2015). The percentage ownership of each person listed below is based on the 24,381,057 shares outstanding as of April 17, 2015. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons or entities has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership	Percent of Class
Directors and Executive Officers
Erwin Haitzmann c/o Century Casinos Europe GmbH Untere Viaduktgasse 2 1030 Vienna Austria/Europe	1,631,400 (a)	6.7%
Peter Hoetzinger c/o Century Casinos Europe GmbH Untere Viaduktgasse 2 1030 Vienna Austria/Europe	1,552,897 (b)	6.4%
Robert S. Eichberg 1801 California Street, Suite 4650 Denver, CO 80202	102,002 (c)	*
Gottfried Schellmann Riemerschmidg 30 2340 Maria Enzersdorf Austria/Europe	88,250 (d)	*
Dinah Corbaci Blechturmgasse 28/31 1040 Vienna Austria/ Europe	60,750 (e)	*
Margaret Stapleton c/o Century Casinos, Inc. 455 E. Pikes Peak Ave., Suite 210 Colorado Springs, CO 80903	40,201 (f)	*
Andreas Terler c/o Century Casinos Europe GmbH Untere Viaduktgasse 2 1030 Vienna Austria/Europe	38,296 (g)	*
All Directors and Executive Officers as a Group (seven persons)	3,513,796	14.4%
5% or Greater Beneficial Owners Ariel Investments, LLC 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	3,031,885 (h)	12.4%

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	2,241,052 (i)	9.2%
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	1,828,526 (j)	7.5%

*Less than 1%.

(a)The Haitzmann Family Foundation owns 155,250 of the reported shares (see “Certain Relationships and Related Transactions”). Flyfish Management and Consulting AG owns 1,350,000 of the reported shares (see “Executive Agreements”). Dr. Haitzmann owns 13,650 of the reported shares and has options to purchase 112,500 shares of our common stock that are exercisable on or before June 16, 2015.

(b)The Hoetzinger Family Foundation owns 94,397 of the reported shares (see “Certain Relationships and Related Transactions”). Focus Lifestyle & Entertainment AG owns 1,123,000 of the reported shares (see “Executive Agreements”). Mr. Hoetzinger owns 223,000 of the reported shares and has options to purchase 112,500 shares of our common stock that are exercisable on or before June 16, 2015.

(c)Includes 26,250 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 16, 2015.

(d)Includes (i) 23,750 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 16, 2015 and (ii) 15,500 shares of our common stock that Mr. Schellman has pledged as collateral in connection with a property acquisition.

(e)Includes 23,750 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 16, 2015.

(f)Includes 40,201 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 16, 2015.

(g)Includes 35,000 shares of our common stock issuable upon exercise of stock options that are exercisable on or before June 16, 2015.

(h)Based solely on a Schedule 13G/A filed on February 13, 2015. Ariel Investments, LLC has sole voting power with respect to 2,223,189 shares and sole dispositive power with respect to 3,031,885 shares.

(i)Based solely on a Schedule 13G/A filed on February 5, 2015 by Wells Fargo & Company on its own behalf and on behalf of certain subsidiaries. Wells Fargo & Company has (i) sole voting and dispositive power with respect to 762 shares and (ii) shared voting and dispositive power with respect to 2,240,290 shares.

(j)Based solely on a Schedule 13G filed on February 12, 2015. Wellington Management Group LLP has shared voting power with respect to 1,061,016 shares and shared dispositive power with respect to 1,828,526 shares.

CERTAIN INFORMATION REGARDING THE BOARD

The Board held three meetings during 2014. Each director attended at least 75% of the meetings of the Board and of each committee on which he or she sits. A majority of our directors are independent directors, as required by the NASDAQ Capital Market (“NASDAQ”) listing standards. Our Board determines whether a director is independent through a broad consideration of facts and circumstances, including an assessment of the materiality of any relation between us and a director not merely from the director’s standpoint, but also from that of persons or organizations with which the director has an affiliation. In making this determination, the Board adheres to the independence criteria defined by the NASDAQ listing standards and applicable SEC rules. Using these standards, our Board has determined that Robert S. Eichberg, Gottfried Schellmann and Dinah Corbaci qualify as independent directors.

Our policy regarding attendance by members of the Board at our Annual Meeting of stockholders is to encourage directors to attend, either in person or by teleconference, subject to their availability during that time.  All members of the Board attended the 2014 Annual Meeting.

We have an Audit Committee of the Board, comprised of Robert S. Eichberg (Chairman), Gottfried Schellmann and Dinah Corbaci, which is governed by an Amended and Restated Charter and Powers of the Audit Committee, a current copy of which can be found at www.cnty.com. The Audit Committee selects and appoints our independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and approves the fees of the independent registered public accounting firm. The Audit Committee also reviews the independence of such accountants, our annual and quarterly financial statements and our system of internal controls. During 2014, the Audit Committee held four meetings.

The Board and the Audit Committee believe that the Audit Committee’s current composition satisfies the applicable rules and pronouncements of NASDAQ and the SEC that govern audit committee selection, experience and composition, including the requirement that all audit committee members be “independent directors,” as that term is defined by such rules. The Board has also determined that Robert S. Eichberg is an “audit committee financial expert,” as defined in applicable regulations of the SEC.

We have a Compensation Committee of the Board, which is comprised of Dinah Corbaci and Gottfried Schellmann, both of whom are independent Board members. The Compensation Committee operates pursuant to a written charter that was adopted by the Board, a current copy of which can be found at www.cnty.com.

The Compensation Committee has responsibility to: (i) develop guidelines and review the compensation and performance of our executive officers, review and approve corporate goals relevant to the compensation of our executive officers in light of our goals and objectives, and set the Co Chief Executive Officers’ and other executive officers’ compensation based on this evaluation; (ii) make recommendations to the Incentive Plan Committee with respect to incentive compensation plans and equity-based plans; (iii) develop plans for management succession; (iv) review major organizational and staffing matters; (v) review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to the Board; (vi) annually review and reassess the adequacy of the Compensation Committee’s charter and recommend any proposed changes to the Board for approval; (vii) annually review the Compensation Committee’s own performance; and (viii) perform any other activities consistent with the Compensation Committee’s charter, our bylaws and applicable laws, rules and regulations that the Compensation Committee or the Board deem appropriate.

The Compensation Committee has the discretion to modify the recommendations and make the final decisions regarding material compensation to executive officers, including base pay, incentive pay (bonus) and equity awards.

The Compensation Committee collaborates with our management team in reviewing the material terms of our existing compensation policies and programs for all employees and believes that such policies and programs do not encourage excessive risk-taking that is reasonably likely to result in a material adverse impact on us.

In fulfilling its responsibilities, the Compensation Committee may delegate any of its responsibilities to one or more subcommittees or to one of its members as the Compensation Committee may deem appropriate in its sole discretion, to the extent permitted by NASDAQ and SEC rules and any other applicable rules and regulations. In addition, the Compensation Committee may engage external compensation consultants to assist in setting executive compensation, but did not do so in 2014. During 2014, the Compensation Committee held four meetings.

We have a Governance and Nominating Committee comprised of Gottfried Schellmann (Chairman), Robert S. Eichberg and Dinah Corbaci. The Governance and Nominating Committee operates pursuant to a written charter that was adopted by the Board, a current copy of which can be found at www.cnty.com.

The Governance and Nominating Committee has responsibility to: (i) develop and recommend to the Board a set of corporate governance principles applicable to us; (ii) advise the Board on corporate governance matters; (iii) develop and recommend to the Board criteria for the selection of candidates to serve on the Board; (iv) establish procedures for the identification and evaluation of any candidate for the Board, including any incumbent director; (v) establish procedures for stockholders to submit potential candidates for election to the Board; (vi) select and approve all nominees for Board membership; (vii) make recommendations as necessary regarding changes in the size and composition of the Board and each Board committee; (viii) make recommendations as necessary regarding the establishment of new Board committees and selection of directors to serve on each committee; (ix) develop and administer an annual Board and committee evaluation process; (x) annually review the Governance and Nominating Committee’s own performance; and (xi) perform any other activities consistent with the Governance and Nominating Committee charter, our bylaws and applicable laws, rules and regulations that the Governance and Nominating Committee or the Board deem appropriate.

The Governance and Nominating Committee will consider director nominees recommended by stockholders under the same procedure used for considering director nominees recommended by management or other directors. See the “Stockholder Communications and Director Nominations” section of this proxy statement for procedures to be followed by stockholders to submit recommendations.

In fulfilling its responsibilities, the Governance and Nominating Committee may engage external consultants up to an amount of $30,000 per year. No external consultants were used during 2014. We believe that our current Board members collectively possess diverse knowledge and experience in the disciplines that impact our business. Prior to nominating a new director candidate, our Governance and Nominating Committee considers the collective experience of the existing Board members. Based on this evaluation, the Nominating Committee nominates individuals who it believes can either strengthen the Board's sophistication and experience or further diversify the collective experience represented. Although the Board does not currently have a policy directly addressing director diversity, the Governance and Nominating Committee, guided by the Governance and Nominating Committee's charter, generally assesses the diversity of the Board and the effectiveness of its diversity considerations prior to nominating any additional candidates for director. During 2014, the Governance and Nominating Committee held one meeting.

The general criteria that the Governance and Nominating Committee uses to select nominees are:

•	Such individual’s reputation for integrity, honesty and adherence to high ethical standards;
•	Demonstrated business acumen, particularly in the casino industry;
•	Experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives;
•	Willingness and ability to contribute positively to our decision making process;
•	Commitment to understanding us and our industry and to regularly attend and participate in meetings of the Board and its committees;
•

Interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors, and the general public;

•	Ability to act in the interest of all stakeholders;
•

Shall not have, or appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director; and

•	Understanding of the complexity of diverse international business structures.

The Governance and Nominating Committee reviewed the qualifications of Dr. Erwin Haitzmann and Gottfried Schellmann, whose terms expire at the 2015 Annual Meeting, and have recommended to the Board that Dr. Haitzmann and Mr. Schellmann be re-elected to the Board for three-year terms expiring at the 2018 Annual Meeting.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding the separation of the roles of Co Chief Executive Officer and Chairman of the Board, as the Board believes it is in our best interests to make that determination based on our particular position and direction and the membership of the Board. The Board has determined that having our Co Chief Executive Officer Dr. Haitzmann serve as Chairman is in the best interest of our stockholders at this time. This structure makes the best use of the Co Chief Executive Officer’s extensive knowledge of us and our industry, as well as fostering greater communication between our management and the Board. The combined role of Chairman and Co Chief Executive Officer is balanced by our governance structure, policies and controls. Three of the five members of our Board of Directors satisfy the requirements of independence promulgated by the SEC and NASDAQ, and the Audit, Compensation, and Governance and Nominating Committees are composed entirely of independent members of the Board. This structure encourages independent and effective oversight of our operations and prudent management of risk.

The Board has not appointed a “lead independent director” due to the small size of the Board and because three of the five directors are independent. The Board therefore does not believe that a “lead independent director” would add significant value at this time.

RISK OVERSIGHT

Our Board of Directors administers its risk oversight function directly and through its committees.  The Board has oversight responsibility for all risks and has various programs to oversee financial and business risks including (i) reviewing and discussing with management the quarterly and annual SEC filings, (ii) reviewing and discussing with management our business strategies and the related business plan, (iii) monitoring quarterly results, and (iv) reviewing and discussing with management results of our enterprise risk management program.

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management. The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of our risk management processes.

The Compensation Committee administers compensation risk oversight through its oversight of compensation practices and the Compensation Committee’s assessment of the potential impact of those practices on risk-taking. The Compensation Committee does not believe that our compensation policies create risks that are reasonably likely to have a material adverse effect on us.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works with the input of our executive officers to assess and analyze the most likely areas of future risk for us.

DIRECTOR COMPENSATION

Directors who are neither our employees nor employees of any of our subsidiaries earn $2,000 for each meeting attended and for each gaming application completed. Directors are reimbursed for expenses reasonably incurred in connection with their service on the Board.

In addition, Mr. Eichberg receives $10,000 per year for his work as Chairman of the Audit Committee.  Mr. Schellmann and Dr. Corbaci each receive $3,000 per year for their work as members of the Audit, Compensation and Governance and Nominating Committees.

Pursuant to our 2005 Equity Incentive Plan, directors are eligible for grants of equity awards. During 2014, we granted 25,000 stock options to each of our non-employee independent directors.

The following table sets forth the compensation of our non-employee directors for 2014:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Robert S. Eichberg	20,000	65,523	85,523
Gottfried Schellmann	19,000	65,523	84,523
Dinah Corbaci	19,000	65,523	84,523

(1)

The amounts shown in this column represent the aggregate grant date fair values of the stock options awarded to each of the non-employee directors on December 26, 2014. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 9 to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2014.

(2)

As of December 31, 2014, the following non-employee directors held options to purchase the following number of shares of our common stock: Mr. Eichberg 45,000 shares; Mr. Schellmann 42,500 shares; and Dr. Corbaci 42,500 shares.

EXECUTIVE COMPENSATION

Overview of Compensation Goals and Objectives

The Compensation Committee is responsible for setting and reviewing the compensation of our named executive officers:

"	Erwin Haitzmann, Chairman of the Board and Co Chief Executive Officer
"	Peter Hoetzinger, Vice Chairman of the Board, Co Chief Executive Officer and President
"	Margaret Stapleton, Executive Vice President, Principal Financial/Accounting Officer and Corporate Secretary
"	Andreas Terler, Managing Director of Century Casinos Europe GmbH, Vice President of Operations and Chief Information Officer

In order to better align the long-term interests of our executives with our stockholders and to attract and retain highly qualified executives, our compensation programs have been designed to provide competitive levels of compensation that integrate pay with our performance, with an emphasis on recognizing individual initiative and achievements.

We base our compensation primarily on our named executive officers’ experience, expertise and performance, with a portion of potential compensation dependent upon our successful long-term performance and position in the international gaming industry. The Compensation Committee believes that the compensation program for our named executive officers is designed to reward long-term performance. The Compensation Committee also believes that our compensation program motivates our named executive officers to deliver financial results that meet or exceed our expectations, seek and develop new gaming opportunities, and effectively manage our widespread international operations.

2014 Company Business Developments

During 2014, we made progress on our business strategy of developing new international gaming opportunities. We continued the construction and development of Century Downs Racetrack and Casino (“Century Downs”), which opened in April 2015. Century Downs, which is located in Balzac, a north metropolitan area of Calgary, Alberta, Canada, offers the only horse race track in the Calgary area and includes a 5.5 furlong (0.7 mile) racetrack, a gaming floor with 550 slot machines, a bar, a lounge, restaurant facilities, an off-track betting area and an entertainment area. In October 2014, we also purchased a 7.5% ownership interest in Mendoza Central Entretenimientos S.A. (“MCE”) for $1,000,000. We are working with MCE to utilize MCE’s exclusive concession agreement with Instituto Provincial de Juegos y Casinos to lease slot machines and provide related services to Mendoza Casino, a casino located in Mendoza, Argentina. We also entered into a consulting service agreement pursuant to which we are providing advice to MCE on various casino matters. During 2014, we started casino operations on three new cruise ships and we acquired casino concession rights for three additional cruise ships that are expected to begin operations in 2015. We also continued to integrate Casinos Poland Ltd., which operates nine casinos in Poland, into our business during 2014 after acquiring a controlling interest in Casinos Poland Ltd. in 2013. In addition, in December 2014, we were selected by Horse Racing Alberta, the governing authority for horse racing in Alberta, to operate the pari-mutuel off-track horse betting network in Southern Alberta beginning in 2015. We will own 75% of a new subsidiary, Century Bets! Inc., which we expect will begin operating the off-track betting network in the second quarter of 2015. Our named executive officers, along with many of our other employees, have worked diligently on developing these business opportunities, which we believe will contribute significantly to the success of our company.

Roles in Establishing Compensation

When determining the compensation of our named executive officers, the Compensation Committee solicits advice primarily from internal company resources, which may include, but are not limited to, our Co Chief Executive Officers and Executive Vice President and Corporate Secretary.

Our Co Chief Executive Officers annually review the performance of our named executive officers and, based on these reviews, recommend to the Compensation Committee compensation for all named executive officers, including themselves. The Compensation Committee, however, has the discretion to modify the recommendations and make the final decisions regarding compensation paid to our senior executives, including base pay, annual incentive bonuses and equity awards based on the Co Chief Executive Officers’ recommendations as well as information from additional internal resources. The Compensation Committee did not engage a compensation consultant in 2014. Although the Compensation Committee has not established a peer group of companies to use in evaluating the compensation of our named executive officers and it generally does not rely on external resources when establishing compensation, it may consider market data from gaming industry sources from time to time when determining compensation for the named executive officers.

Elements of Compensation

Base Salary

The Compensation Committee sets base salaries for our named executive officers based on a variety of factors, including:

"	the nature and responsibility of the position;
"	the experience and contribution of the named executive officer;
"	the named executive officer’s performance, including whether individual objectives were met or exceeded during a particular period;
"	additional duties or responsibilities of the named executive officer or organizational changes in our company;
"	the complexity of our international operations and transactions;
"	the amount of international travel by the named executive officer; and
"	retention.

In November 2013, the Compensation Committee approved an €150,000 increase in the annual salary of each of the Co Chief Executive Officers, effective as of November 2013. The salary increases for the Co Chief Executive Officers were based on their performance, recognition of their additional responsibilities as a result of our expanded international operations and a closer alignment of their base salaries with the base salaries of comparable companies in the gaming industry. In connection with the salary increase, the Compensation Committee amended the employment agreement of each Co Chief Executive Officer to require each Co Chief Executive Officer to use 25% of the after-tax salary increase to purchase our common stock. In August 2014, the Compensation Committee revised the Co Chief Executive Officers’ stock purchase requirement to provide that each Co Chief Executive Officer has a three-year time period, which began on January 1, 2014, to complete the purchase of additional shares of our common stock using the after-tax amount of €112,500 of such Co Chief Executive Officer’s salary.

In January 2014, the Compensation Committee approved a $5,000 increase in the annual salary of Ms. Stapleton and a €10,000 increase in the annual salary of Mr. Terler, effective as of April 1, 2014. The salary increases for Ms. Stapleton and Mr. Terler were based on their performance and the fact that their salaries had remained constant for the last several years.

The Compensation Committee believes that the base salaries of the named executive officers are fair and competitive with those of executive officers at comparable companies in the gaming industry.

Annual Incentive Compensation

The Compensation Committee considers salaries and bonuses and, in the case of our Co Chief Executive Officers, the management agreements, in determining the competitiveness of the total compensation package. At the end of our fiscal year, the Compensation Committee reviews and approves all bonus payments, which are awarded to our named executive officers on a discretionary basis. In determining whether bonuses should be made and the amount of such bonuses, the Compensation Committee considers, among other things, growth in fundamental company value, market share, markets served, international diversification, risk spread, stock price development, revenues, adjusted EBITDA (earnings from continuing operations before interest, income taxes, depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations and certain other one-time items), net earnings, operating margins, our positioning for future growth, comparison to companies in the gaming and entertainment industry that operate worldwide, and other measurements and performance criteria as the Compensation Committee deems applicable and appropriate, such as our increased international exposure due to our significant international operations.

Incentive awards are made subject to the Compensation Committee’s discretion. The Compensation Committee may make adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards.  These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions, or divestitures.

For the year ended December 31, 2014, the Compensation Committee awarded discretionary bonuses of $150,000 to each of our Co Chief Executive Officers, $35,000 to Ms. Stapleton and $31,075 to Mr. Terler. For its 2014 annual incentive bonus determination, the Compensation Committee considered our 2014 business developments, including the following: (i) the on-schedule and on-budget construction and development of Century Downs, which opened in April 2015; (ii) our 7.5% investment in, and entry into a consulting agreement with, MCE; and (iii) the starting of our casino operations on three new cruise ships during 2014 and the acquisition of casino concession rights for three additional cruise ships during 2014 that are expected to begin operations in 2015. The Compensation Committee also considered our overall 2014 financial performance. The Compensation Committee determined that the 2014 annual incentive bonuses for the named executive officers were appropriate because of the significant business developments and the overall performance of management to position the Company for future growth and success.

Long-term Incentive Compensation

The Century Casinos, Inc. Amended and Restated 2005 Equity Incentive Plan (“Amended 2005 Plan”) promotes our long-term success and enhances our value by linking the personal interests of the named executive officers, other employees and members of the Board to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. We are able to motivate, attract and retain the services of key employees by periodically granting equity awards under the Amended 2005 Plan. The Amended 2005 Plan provides for the grant of awards to eligible individuals in the form of stock, restricted stock, stock options, performance units or other stock-based awards, all as defined in the Amended 2005 Plan. The exercise price of each option grant is equal to the fair market value of our common stock (based on the closing price on NASDAQ) on the date of grant. The number of shares covered by any grant is generally determined by the Compensation Committee based on the recipient’s position, salary at the time of grant, amounts granted in previous years, and the then current stock price. Grants may be made to reflect increased responsibilities, to reward extraordinary performance or to encourage executives to have a long-term view of our success. The Amended 2005

Plan is structured to comply with Section 409A of the U.S. Internal Revenue Code. The Amended 2005 Plan terminates on June 17, 2015. The Board currently does not have any plans to approve and adopt a new equity plan for the Company but may do so in the future.

2014 Stock Option Awards

The Compensation Committee decides on at least an annual basis whether or not to issue equity awards to our named executive officers. The amount of equity awards to be issued is based on the discretion of the Compensation Committee. On December 26, 2014, the Compensation Committee approved grants of stock options to certain employees, including the named executive officers. The Compensation Committee considered a number of factors when determining the number of stock options to grant to the named executive officers, including the  total amount of options to be authorized, as compared to the number of shares of common stock outstanding and the number of options outstanding; the Company’s prior equity award grants over the past seven years; the changes in the Company’s business and size over the past seven years; and the increase in the named executive officer’s roles and responsibilities over the past seven years. Our Co Chief Executive Officers and Mr. Terler had not received any equity awards since November 2008. Ms. Stapleton had not received any equity awards since May 2010, when she was appointed to serve as our Executive Vice President, Principal Financial Officer and Corporate Secretary. The Compensation Committee considered our growth over the past seven years, including by comparing our assets, the number of employees, and the numbers of casinos, hotels and cruise ship-based casinos owned or operated by us from 2008 through 2014. The Compensation Committee also evaluated our recent business activities, including our acquisition in 2013 of a controlling interest in Casinos Poland Ltd., which operates nine casinos in Poland; our development of Century Downs, which began operating in April 2015; the increase in the number of cruise ship-based casinos operated by us from 4 casinos in 2008 to 16 casinos in 2014; and the 7.5% investment that we made in October 2014 in MCE, which will lease slot machines and provide related services to Mendoza Casino in Mendoza, Argentina. The Compensation Committee considered the additional responsibilities undertaken by our named executive officers as a result of our business growth, including with the integration and consolidation of Casinos Poland Ltd.; the acquisition and construction of Century Downs our increased accounting and reporting obligations, particularly due to increased international operations;  and the management of our larger workforce of over 1,700 employees. The Compensation Committee granted the number of stock options listed below to our named executive officers as a reward for their contributions to our success over the past several years, as recognition of their increased responsibilities, as an incentive for them that aligns their compensation with our long-term financial performance, and as a way of retaining our executives and offering compensation that the Compensation Committee believes is competitive with other comparable companies in the gaming industry.

Name of Named Executive Officer	Number of Options
Erwin Haitzmann	450,000
Peter Hoetzinger	450,000
Margaret Stapleton	75,000
Andreas Terler	100,000

The stock options granted to the named executive officers on December 26, 2014 vest 25% on the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 25% on the third anniversary of the grant date. The Compensation Committee believes that granting equity awards to our named executive officers that substantially vest over a four-year period promotes retention and motivates our named executive officers to achieve our long-term business objectives since the ultimate value of their stock options is strongly related to their long-term contributions to our company.

While the Compensation Committee has not yet made any decisions regarding the named executive officers’ annual or long-term incentive compensation for 2015, the Compensation Committee currently does not expect to grant equity awards to our named executive officers in 2015, in particular since the Amended 2005 Plan terminates on June 17, 2015 and we are not seeking stockholder approval of a new equity plan at the Annual Meeting. In consideration of the factors discussed above, the fact that the named executive officers will not be receiving equity awards in 2015 and that the Compensation Committee historically has not granted equity awards on an annual basis, the Compensation Committee believes that the number of stock options granted to each named executive officer is appropriate.

The table below sets forth the compensation earned in 2014 and 2013 by our named executive officers.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($) (4)(5)	Total ($)
Erwin Haitzmann Chairman of the Board and Co Chief Executive Officer	2014	673,010 (6)	150,000 (8)	1,179,405	62,326	2,064,741
	2013	499,337 (6)	150,000 (8)	-	55,038	704,375

Peter Hoetzinger Vice Chairman of the Board, Co Chief Executive Officer and President	2014	671,583 (7)	150,000(9)	1,179,405	47,679	2,048,667
	2013	499,253 (7)	150,000 (9)	-	41,583	690,836

Margaret Stapleton Executive Vice President, Principal Financial/Accounting Officer and Corporate Secretary	2014	138,114	35,000	196,568	11,499	381,181
	2013	135,000	35,000	-	11,587	181,587

Andreas Terler Managing Director of Century Casinos Europe GmbH Vice President Operations and Chief Information Officer	2014	142,900	31,075	262,090	-	436,065
	2013	132,879	37,461	-	-	170,340

(1)

Mr. Haitzmann, Mr. Hoetzinger and Mr. Terler are paid their base salaries in euros.  For Mr. Haitzmann, $313,010 of his 2014 salary and $139,337 of his 2013 salary were paid in euros.   For Mr. Hoetzinger, $311,583 of his 2014 salary and $139,253 of his 2013 salary were paid in euros.  Amounts paid to Mr. Haitzmann and Mr. Hoetzinger pursuant to management agreements as described below in footnotes 6  and 7  of this table are paid in U.S. dollars. For Mr. Terler, his entire salary for 2014 and 2013 was paid in euros.  The amounts paid in euros were converted to U.S. dollars using the average monthly exchange rate applicable to the month during which such salary was earned, such rates ranging from 1.38 to 1.23 during 2014 and from 1.37 to 1.29 during 2013.

(2)

The bonuses paid to Mr. Terler for 2014 and 2013 were paid in euros.  The amounts shown in the table for the 2014 bonus and the 2013 bonus were converted to U.S. dollars based on the exchange rate of 1.13 in February 2015 and 1.36 in March 2014, respectively.

(3)

The amounts shown in this column represent the aggregate grant date fair values of the stock options awarded on December 26, 2014. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 9 to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2014.

(4)

Dr. Haitzmann’s and Mr. Hoetzinger’s other compensation for 2014 includes premiums paid on medical and life insurance policies and the portion of our expense for automobiles provided to our Co Chief Executive Officers attributable to personal use during 2014. We estimate that approximately 35% of the annual lease cost for each automobile represents the amount attributable to personal use. Ms. Stapleton’s other compensation for 2014 includes premiums paid on medical insurance. These amounts are broken out as follows:

Name	Medical	Life	Automobile ($)	Total ($)
	Insurance ($)	Insurance ($)
Erwin Haitzmann	19,440	39,860	3,026	62,326
Peter Hoetzinger	17,393	24,711	5,575	47,679
Margaret Stapleton	11,499	-	-	11,499

(5)

The 2014 and 2013 amounts in the “All Other Compensation” column for Mr. Haitzmann and Mr. Hoetzinger were converted to U.S. dollars from euros based on the average monthly exchange rate applicable to the month during which such compensation was earned, such rates ranging from 1.38 to 1.23 during 2014 and from 1.37 to 1.29 during 2013.

(6)

Includes $313,010 and $139,337 for 2014 and 2013, respectively, which have been paid to Dr. Haitzmann under his employment agreement, and $360,000 for each of 2014 and 2013, which were paid to Flyfish Management and Consulting AG under a management agreement between Flyfish Management and Consulting AG and our subsidiary.  Under this management agreement, we contract certain services from Flyfish Management and Consulting AG to be provided by Dr. Haitzmann and other members of the Flyfish Management and Consulting AG team. Flyfish Management and Consulting AG is a wholly-owned subsidiary of The Haitzmann’s Family Foundation (“Dr. Erwin Haitzmann Familienprivatstiftung”). See “Executive Agreements” below.

(7)

Includes $311,583 and $139,253 for 2014 and 2013, respectively, which have been paid to Mr. Hoetzinger under his employment agreement, and $360,000 for each of 2014 and 2013, which were paid to Focus Lifestyle & Entertainment AG under a management agreement between Focus Lifestyle & Entertainment AG and our subsidiary. Under this management agreement, we contract certain services from Focus Lifestyle & Entertainment AG to be provided by Mr. Hoetzinger and other members of the Focus Lifestyle & Entertainment AG team. Focus Lifestyle & Entertainment AG is a wholly-owned subsidiary of The Hoetzinger’s Family Foundation (“Hoetzinger Familienprivatstiftung”). See “Executive Agreements” below.

(8)	Represents amounts paid to Flyfish Management and Consulting AG under the management agreement described in footnote (6) above.
(9)	Represents amounts paid to Focus Lifestyle & Entertainment AG under the management agreement described in footnote (7) above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of options held by our named executive officers as of December 31, 2014.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)
Erwin Haitzmann (3)	12/26/2014	112,500	337,500	5.05	12/26/2024

Peter Hoetzinger (4)	12/26/2014	112,500	337,500	5.05	12/26/2024

Margaret Stapleton	11/19/2008	6,451	-	0.93	11/19/2018
	05/26/2010	15,000	-	2.30	05/26/2020
	12/26/2014	18,750	56,250	5.05	12/26/2024

Andreas Terler	07/03/2007	10,000	-	9.00	07/03/2017
	12/26/2014	25,000	75,000	5.05	12/26/2024

(1)

The options granted on July 3, 2007 and May 26, 2010 vested 10% on the first anniversary of the grant date, 20% on the second anniversary of the grant date, 30% on the third anniversary of the grant date and 40% on the fourth anniversary of the grant date. The options granted on November 19, 2008 vested on April 30, 2009. The options granted on December 26, 2014 vest 25% on the grant date, 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date and 25% on the third anniversary of the grant date.

(2)	All options included in the above table expire ten years from the date of grant.
(3)	The options are held by Mr. Haitzmann.
(4)	The options are held by Mr. Hoetzinger.

Executive Agreements

Employment Agreements

On October 12, 2001, we entered into separate employment agreements with Erwin Haitzmann and Peter Hoetzinger. The agreements were amended on February 18, 2003 to extend the employment periods to December 31, 2008 and to specify the duties of Dr. Haitzmann and Mr. Hoetzinger. The agreements were further amended on February 3, 2005 to reassign the employment agreements to our wholly-owned foreign subsidiary, to include changes to the employees’ salary and termination clauses, and to extend the employment periods to December 31, 2009, and for five-year renewable periods thereafter, unless sooner terminated by them or us. Effective September 1, 2006, the employment agreements were further amended to provide each executive officer with life insurance. On November 3, 2014, the employment periods were extended to December 31, 2019.

In November 2013, the Compensation Committee approved an €150,000 increase in the annual salary of each of the Co Chief Executive Officers, effective as of November 2013. In connection with the salary increase, the Compensation Committee amended the employment agreement of each Co Chief Executive Officer to require each Co Chief Executive Officer to use 25% of the after-tax salary increase to purchase our common stock. In August 2014, the Compensation Committee revised the Co Chief Executive Officers’ stock purchase requirement  to provide that each Co Chief Executive Officer has a three-year time period, which began on January 1, 2014, to complete the purchase of additional shares of our common stock using the after-tax amount of €112,500 of such Co Chief Executive Officer’s salary.

Under the employment agreements, as compensation for the services rendered by Dr. Haitzmann and Mr. Hoetzinger to us, Dr. Haitzmann and Mr. Hoetzinger are paid not less than EUR 220,000 (Euro two hundred and twenty thousand) (approximately $266,215 based on the exchange rate in effect on December 31, 2014) in annual base salary, plus annual increases and bonuses, and such other incentives, benefits, insurance policies and compensation as may have been and may be awarded to them from time to time by the Compensation Committee. We provide Dr. Haitzmann and Mr. Hoetzinger with, or reimburse them for, all reasonable expenses incurred in connection with the performance of their duties as our executives. Dr. Haitzmann and Mr. Hoetzinger are also each entitled to the use of an automobile provided to them and paid for by us for business and personal purposes.

Should either or both of Dr. Haitzmann and/or Mr. Hoetzinger die or become disabled during the term of his employment, the employment agreements provide for the continuation of salary for twelve months.

The employment agreements provide for certain payments and benefits to be made to Dr. Haitzmann and/or Mr. Hoetzinger should either or both of them be terminated without cause or should either or both of them terminate their own employment for cause.  These payments and benefits include: (i) continuation of salary and bonuses for three years from the notification of termination, (ii) immediate vesting of all outstanding equity awards, (iii) an option to serve as a consultant for an additional three years at current salary plus previous year’s bonus and current benefits, and (iv) being made whole on an after-tax basis with respect to any taxes that might become payable as a result of any action or provision in connection with a change of control.

For the purposes of determination of these payments and benefits, “cause” means: (i) our failure for any reason, within thirty days after receipt of written notice from Dr. Haitzmann or Mr. Hoetzinger, to correct, cease or otherwise alter any material adverse change in the conditions of employment, including, but not limited to, a change in title or position, or the duties of such position, or (ii) a change of control has occurred, which is defined as (a) any unaffiliated person or entity becomes the beneficial owner of a majority of the voting rights of our securities, (b) a poison pill plan adopted by our Board is triggered, (c) the replacement during any two calendar years of half or more of our Board, (d) the replacement or rejection of one or more persons nominated by our Board before a change of control, (e) the election to the Board of one or more persons not nominated by our Board before a change of control, (f) the other of either Dr. Haitzmann or Mr. Hoetzinger no longer serving as Chairman or Vice-Chairman, as applicable, or (g) our stockholders approve a merger, consolidation or liquidation of us.

Management Agreements

In addition to the employment agreements that we have with Dr. Haitzmann and Mr. Hoetzinger, we are party to separate management agreements with Flyfish Management and Consulting AG, a Swiss corporation, and with Focus Lifestyle & Entertainment AG, a Swiss corporation, which are wholly-owned subsidiaries of family foundations of Dr. Haitzmann and Mr. Hoetzinger, respectively.  Under the management agreement with Flyfish Management and Consulting AG, executive casino management services from Flyfish Management and Consulting AG are provided to us by a team of persons, of which Dr. Haitzmann is a member. Under the management agreement with Focus Lifestyle & Entertainment AG, executive casino management services from Focus Lifestyle & Entertainment AG are provided to us by a team of persons, of which Mr. Hoetzinger is a member. The management agreements with Flyfish Management and Consulting AG and Focus Lifestyle & Entertainment AG are effective through December 31, 2016 and for five-year renewable periods thereafter, unless sooner terminated by them or by us. The management agreements provide for an annual base management fee of $360,000 to each of Flyfish Management and Consulting AG and Focus Lifestyle & Entertainment AG, plus such annual increases and bonuses, and such other incentives, benefits and compensation as may be awarded to them, respectively, by the Compensation Committee. Payments to each of these management companies are included as salary to the respective executive in the Summary Compensation Table.

The management agreements provide for certain payments and benefits to be made to Flyfish Management and Consulting AG and/or Focus Lifestyle & Entertainment AG should either or both of them be terminated without cause.  These payments and benefits include: (i) continuation of management fee for six months from the notification of termination, (ii) if the termination without cause shall have occurred after a change of control has occurred, then (a) a lump sum cash payment of three times the current management fee and three times the average bonus for the prior three years and (b) an option to continue to serve as a consultant for three years at the then-current management fee, prior year’s bonus and current benefits.

The management agreements also provide for certain payments and benefits to be made to Flyfish Management and Consulting AG and/or Focus Lifestyle & Entertainment AG should either or both of them terminate the agreement for cause.  These payments and benefits include: (i) a lump sum cash payment of three times the current management fee and three times the average bonus for the prior three years and (ii) an option to continue to serve as a consultant for three years at the then-current management fee, prior year’s bonus and current benefits.  For the purposes of the determination of these payments and benefits, “cause” means (i) our failure for any reason, within thirty days after receipt of written notice, to correct, cease or otherwise alter any material adverse change in the conditions of engagement, including but not limited to any change in duties or (ii) a change of control has occurred.

For the purposes of the prior two paragraphs, a “change of control” has occurred if (i) any person or entity unaffiliated with the consultants or our Co Chief Executive Officers becomes the beneficial owner of a majority of the voting rights of our securities, (ii) a poison pill plan adopted by our Board is triggered, (iii) during any two calendar years half or more of our Board is replaced, (iv) one or more persons nominated by our Board before a change of control are rejected or replaced, (v) either Dr. Haitzmann or Mr. Hoetzinger, as applicable, no longer serves as Chairman or Vice-Chairman, or (vi) our stockholders approve a merger, consolidation or liquidation of us.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements of the Company for the year ended December 31, 2014. The Audit Committee discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based upon the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 16, 2015.

Audit Committee:

Robert S. Eichberg, Chairman

Gottfried Schellmann

Dinah Corbaci

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2015. On September 6, 2013, we engaged Deloitte & Touche LLP as our independent registered public accounting firm. The services provided to us by Deloitte & Touche LLP during 2014 are described under “Principal Accounting Fees and Services” below. Although ratification is not required by law, the Board has determined that it is desirable to seek stockholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in auditing our financial statements. Notwithstanding the selection or ratification of Deloitte & Touche LLP, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, either in person or via telephone, to respond to appropriate questions and will have an opportunity to make a statement if the representative desires to do so.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously disclosed, on September 4, 2013, we dismissed Grant Thornton LLP as our principal independent registered public accounting firm. The decision to change our principal independent registered public accounting firm was approved by the Audit Committee. During the fiscal years ended December 31, 2012 and 2011 and subsequent interim periods through September 4, 2013, we had no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved would have caused Grant Thornton LLP to report the disagreement. There has been no adverse opinion, disclaimer of opinion, or qualified opinion in Grant Thornton LLP’s report for the fiscal years ended December 31, 2012 and 2011.

For the preceding two years and through September 4, 2013, there was one “reportable event” as that term is described in Item 304(a)(1)(v)(A) of Regulation S-K. In connection with our 2011 Form 10-K, we reported a material weakness regarding our internal control over financial reporting relating to accounting for income taxes. Because of this material weakness, we concluded that internal controls over financial reporting and disclosure controls and procedures were not effective as of December 31, 2011. We have since taken actions to remediate the material weakness and to enhance its internal controls over financial reporting. No further “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K were identified.

On September 6, 2013, we engaged Deloitte & Touche LLP as our independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, we have not consulted Deloitte & Touche LLP with respect to the accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table sets forth the aggregate fees billed to us by Deloitte &  Touche LLP and Grant Thornton LLP for the years ended December 31, 2014 and 2013:

Fee Category	Year Ended December 31,
	2014	2013
Audit Fees (1)	$883,043	$588,378
Audit Related Fees (2)	-	13,000
Tax Fees	-	-
All Other Fees	-	-
Total	$883,043	$601,378

1.

Audit fees consist of fees incurred for professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of the interim consolidated financial statements included in quarterly reports on Form 10-Q, consents for filings with the SEC and local statutory audits.

2.	Audit related fees consist of audit firm fees related to registration on the Vienna Stock Exchange in 2013.

The Audit Committee approved in advance all audit services provided in 2014 and 2013 including audit engagement fees and terms provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act), all as required by applicable law or listing standards.

The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of a majority of our common stock present, either in person or by proxy, and entitled to vote.  Broker non-votes will have no effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. See “Executive Compensation” above.

In order to better align the long-term interests of our executives with our stockholders and to attract and retain highly qualified executives, our compensation programs have been designed to provide competitive levels of compensation that integrate pay with our performance, with an emphasis on recognizing individual initiative and achievements and recognizing the complexity of our international operations. We base our compensation primarily on experience, expertise and performance, with a portion of potential compensation dependent upon our successful long-term performance and position in the international gaming industry.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a vote against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal No. 3. Broker non-votes will have no effect on the outcome of the proposal.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosures.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. SEC rules also require our directors, officers and greater than 10% stockholders to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely upon review of the reports furnished to us and written representations from our directors and officers, all directors, officers and greater than 10% stockholders timely filed all reports regarding transactions in our securities required to be filed during 2014 under Section 16(a) of the Exchange Act, except that Mr. Schellmann failed to timely file one report on Form 4 to report a sale of 473 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Haitzmann, our Chairman and Co Chief Executive Officer, and Mr. Hoetzinger, our Vice Chairman, Co Chief Executive Officer and President, are Austrian citizens and have established Austrian trusts, The Haitzmann Family Foundation and The Hoetzinger Family Foundation, respectively, to hold a certain portion of their respective interests in us.  See “Security Ownership of Certain Beneficial Owners and Management.”

Our Audit Committee Charter provides that the Audit Committee must approve transactions between us and related parties for actual or apparent conflicts of interest. The Audit Committee defines a related party transaction as one between our directors and executive officers, their immediate family members and entities in which they hold a 5% or greater beneficial ownership interest, where the aggregate amount is expected to exceed $120,000 in any calendar year.

The Audit Committee approved the management agreements between us and entities owned by foundations controlled by our Co Chief Executive Officers, as described above under “Executive Agreements.”

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy solicitation materials, we and some brokers may take advantage of the SEC's "householding" rules. These householding rules permit the delivery of only one set of proxy solicitation materials to stockholders who share the same address, unless otherwise requested. Any stockholder of record who shares an address with another stockholder of record and who has received only one set of proxy solicitation materials may receive a separate copy of those materials, without charge, or request future delivery of separate materials upon writing our Corporate Secretary at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903 or calling (719) 527-8300. Likewise, any stockholder of record who shares an address with another stockholder of record and who has received multiple sets of proxy solicitation materials may request future delivery of a single copy of those materials upon writing our Corporate Secretary at 455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado 80903 or calling (719) 527-8300.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least thirty days or more after receipt of your revocation.

PROXY

CENTURY CASINOS, INC.

This Proxy is solicited by the Board of Directors

The undersigned stockholder of Century Casinos, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders, to be held online via the Internet at www.virtualshareholdermeeting.com/cnty2015 on Monday, June 15, 2015 and hereby appoints Erwin Haitzmann, Peter Hoetzinger or Margaret Stapleton, or any of them individually, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting and at all adjournments thereof, hereby ratifying and confirming all that said attorneys and proxies may do or cause to be done by virtue hereof.  The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

(1)	To elect two Class III directors to the Board of Directors.

      (The Board of Directors recommends a vote for election of the following nominees.)

               DR. ERWIN HAITZMANN    ☐   FOR         ☐  AGAINST         ☐   ABSTAIN

GOTTFRIED SCHELLMANN    ☐   FOR         ☐  AGAINST         ☐   ABSTAIN

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

      (The Board of Directors recommends a vote for ratification.)

                  ☐   FOR         ☐  AGAINST         ☐   ABSTAIN

(3)	To consider and vote upon a proposal to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers.

      (The Board of Directors recommends a vote for approval.)

                                                                                           ☐   FOR         ☐  AGAINST         ☐   ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Monday, June 15, 2015.

The Proxy Statement and annual report to stockholders are available at www.proxyvote.com.

(Continued and to be signed on reverse side)

(Continued from other side)

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder.  Unless contrary instructions are given, the shares represented by this proxy will be voted FOR the nominees set forth in Item 1, FOR Item 2, and FOR Item 3, and in the discretion of the proxy holders on any other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Dated this______ day of _________________, 2015

Signature__________________________________

Signature__________________________________

Please sign your name exactly as it appears on your stock certificate.  If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

☐   Please indicate if you plan to attend this meeting.